Crowe Horwath.

國富浩華(香港)會計師事務所有限公司
Crowe Horwath (HK) CPA Limited
Member Crowe Horwath International

香港 銅鑼灣 希慎道33號 利園34樓
34/F The Lee Gardens,
33 Hysan Avenue,
Causeway Bay, Hong Kong
電話 Main +852 2894 6888
傳真 Fax +852 2895 3752
www.crowehorwath.hk

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Pansoft Company Limited

We have audited the accompanying consolidated balance sheet of Pansoft Company Limited ("Company") and subsidiaries as of June 30, 2010 and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of June 30, 2010 and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Crowe Horwath (HK) CPA Limited

Crowe Horwath (HK) CPA Limited
Hong Kong, China
November 8, 2010